EXHIBIT 99
PRESS RELEASE
FOR IMMEDIATE DISTRIBUTION

Contact:	Robert L.G. White President and CEO Phone: 908/206-3700
BREEZE-EASTERN CORPORATION APPOINTS MIKE HARLAN CEO & PRESIDENT TO SUCCEED ROBERT L.G. WHITE
UNION, NJ — December 21, 2009 Breeze-Eastern Corporation (NYSE Amex:BZC) today reported that Robert L. G. White, President, Chief Executive Officer and a Director, has informed the Company that he will step down from his positions with the Company and retire effective January 4, 2010. Mr. White, 68, joined the Company in 1994.
The Board of Directors has named Mike Harlan, 53, to succeed Mr. White as President and Chief Executive Officer. Mr. Harlan has served as Executive Vice President and Chief Operating Officer of the Company since joining the company in August, 2009.
Charles Grigg, Chairman of the Board of Directors of the Company, said, “The Board and the Company express their heartfelt thanks to Bob for his many years of service to the Company, first as President of the Company’s Breeze-Eastern division, then as President of the Aerospace Group and, for the last seven years, as President and Chief Executive Officer of the Company and a member of our Board of Directors. We extend our best wishes to him as he enters retirement.”
Mr. Grigg continued, “We welcome Mike Harlan as our new CEO and President. In the short time he has been with the Company, he has demonstrated an impressive grasp of our current needs and has shown the vision necessary for success. We believe that Mike’s background in the military, defense contracting and aerospace industries, combined with his management experience in growing profitable businesses, make him an excellent choice to lead Breeze-Eastern into its next period of growth.”
700 Liberty Avenue • Union • New Jersey 07083
Tel. 908.686.4000 • Fax 908.686.7485 • www.breeze-eastern.com

Breeze-Eastern Corporation — December 21, 2009
Breeze-Eastern Corporation Appoints Mike Harlan CEO & President to Succeed Robert L.G. White

Mike Harlan, Executive Vice President and Chief Operating Officer, said, “I am looking forward to the challenges of serving as the CEO and President of Breeze-Eastern Corporation. Since I joined the Company, I have worked closely with Bob White and the Board to understand the Company’s business and strategic direction. I am grateful to Bob, the Board of Directors, and our management team for all of their hard work and I appreciate their confidence and support. I believe our future is full of opportunities, and I am honored to begin the next chapter in the proud history of Breeze-Eastern Corporation.”
Mr. Harlan earned his B.S. in Aerospace Engineering from MIT and his MBA from Stanford. He served for eight (8) years as an Aviation Maintenance Officer in the US Navy; his aerospace experience also includes over 13 years as a management consultant with McKinsey & Co. and as a staff and line manager and new business leader in AlliedSignal’s Aerospace Sector and avionics business. Prior to joining Breeze-Eastern, he was CEO of Nomad Innovations LLC (developing turnkey wireless broadband systems for commercial and government applications) and COO and President of Conforma Clad Inc. (a leading supplier of premium industrial wear protection solutions.)
Breeze-Eastern Corporation (http://www.breeze-eastern.com) is the world’s leading designer and manufacturer of sophisticated lifting and pulling devices for military and civilian aircraft, including rescue hoists, cargo winches and hooks, and weapons-lifting systems. The Company, which employs approximately 180 people at its facility in Union, New Jersey, reported sales of $75.4 million in the fiscal year ended March 31, 2009.
INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Acts”). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements.
The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of the Company. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts.
Any number of factors could affect future operations and results, including, without limitation, competition from other companies; changes in applicable laws, rules and regulations affecting the Company in the locations in which it conducts its business; interest rate trends; a decrease in United States government defense spending, changes in spending allocation or the termination, postponement, or failure to fund one or more significant contracts by the United States government or other customers; determination by the Company to dispose of or acquire additional assets; general industry and economic conditions; events impacting the U.S. and world financial markets and economies; and those specific risks that are discussed in the Company’s previously filed Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and quarterly report on Form 10-Q for the period ended September 27, 2009.
The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.
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